THE INTERLAKE CORPORATION          EXHIBIT 10.6
                             AWARD OF RESTRICTED STOCK

                           Dated as of January 30, 1996

To:

     Pursuant to, and in accordance with all the terms and conditions of The Interlake Corporation Key Executive Retention Program adopted in February 1995 (the "KERP"), you were granted by the Compensation Committee of the Board of Directors (the "Committee") of The Interlake Corporation (hereinafter sometimes referred to as the "Corporation") an award of restricted stock, effective the
above date, of             shares of the $1.00 par value common stock of The
Interlake Corporation.  This stock award is issued in lieu of               of
the cash award to which you may have become entitled under the KERP based on 1996 performance, and as a result your maximum possible cash award for 1996 performance under the KERP has been reduced by that amount. The stock award is also subject to the following terms and conditions:

1.   Grant of Stock Award

     (a) As soon as practicable after you have executed this stock award and the stock powers described in Paragraph 1(b) below, the Corporation will cause to be issued in your name a certificate or certificates representing the total number of shares covered by this stock award, and will physically deliver such certificates to you as promptly as possible after they become earned out and deliverable under Paragraph 3 below. Such certificates will bear the following legend:

          "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold or otherwise transferred absent an exemption from such registration."

     (b) After you sign and return a copy of this stock award you will also, upon the request of the Secretary, sign and return irrevocable stock powers for the shares granted hereunder and will deliver the same to the Secretary of the Corporation to facilitate the transfer of any or all of the stock covered by this stock award to the Corporation (or its assignee or nominee), if appropriate or required under the terms of this stock award, the KERP, or applicable laws or regulations.

2.   Issue of Stock Award - Limits on Transfer

     Physical custody of the stock certificates representing the shares covered by this stock award will be in the Corporation's possession subject to the removal or release of restrictions on transfer thereof, as provided in Paragraph 3 hereof. You expressly agree that you will not sell, assign, transfer, pledge, or otherwise make any disposition of the shares subject to this stock award, or make any attempt to do so, except as to such shares, if any, which are represented by stock certificates duly delivered to you, and with respect to which the transfer thereof is permitted under the federal securities laws.

3.   Non-Forfeitability of Stock Award

     Restrictions on the disposition of shares covered by this stock award (except those imposed by law) shall lapse and such shares shall become deliverable to you on the dates for non-forfeitability set by the Committee under Paragraph 7(b) of the KERP following performance vesting under Section 6 thereof, or such earlier delivery date arising under Section 10 of the KERP (change-in-control), Section 11 of the KERP (acceleration of awards) or Section 12 of the KERP (death, disability or termination). (A copy of the KERP was delivered to you in February 1995; the only amendment since then was to permit conversion of part of your 1996 cash award opportunity to stock.) On such delivery dates, restrictions on the disposition of the non-forfeitable portion of the shares covered by this stock award (except those imposed by law) will lapse and a certificate for such shares will become deliverable to you (still bearing the legend set forth in Section 1(a) above). As promptly as reasonably possible thereafter, the Corporation will physically deliver to you a stock certificate or certificates representing the number of shares then earned out. None of the stock subject to this award shall be deliverable to you, however, unless and until (i) all necessary requirements of state and federal securities laws and regulations have been met, (ii) you have executed and delivered any requested additional stock powers relating to shares covered hereby which have yet to be earned out, and (iii) the Corporation or a subsidiary has been reimbursed for applicable withholding taxes which are payable to federal, state and local governments.

4.   Payment of Taxes

     (a) You or any other person receiving stock under this stock award shall be required to pay to the Corporation or a subsidiary the amount of any federal, state or local taxes which the Corporation or a subsidiary is required to withhold with respect to shares covered by this stock award at the time the restrictions on such shares lapse or at such time as the Corporation or a subsidiary in its judgment becomes liable to withhold any such tax.

     (b) You may elect, subject to Compensation Committee approval, to have the fair market value of a number of shares of each installment of this award delivered to you applied to the payment of federal, state and local taxes arising out of your right to receive such installment. "Fair market value" means as to each share the average of the high and low price on the applicable date of the Corporation's common stock on The New York Stock Exchange Composite Transactions as reported in The Wall Street Journal, corrected for reporting errors. Such fair market value shall be determined, in the case of each installment, on the applicable earnout date for such installment under the KERP. If there are no sales of the Corporation's common stock on the applicable date, fair market value will be determined as of the last preceding date on which there was a sale. The fair market value of such shares will be applied first to state and local taxes at the statutory withholding rates in effect when the applicable installment is valued, second to federal income and payroll taxes at the statutory withholding rates in effect when the applicable installment is valued, and any balance will be treated as federal income taxes withheld in excess of the statutory minimum. The Corporation shall pay to the applicable taxing authorities such amounts for your account. If you make such an election you will be deemed to have sold and re-transferred to the Corporation the number of whole shares covered by your election.

5.   Rights As a Shareholder

     Subject to the limitations, conditions, and restrictions on transfer imposed by this stock award and by the Program, it is recognized that you will be treated as the owner of the stock covered by this grant of stock award as follows:

     (a) You shall be entitled to receive all dividends, whether in cash, stock or in any other form, payable with respect to such unearned shares; if payable in stock, any such dividend shall be subject to all restrictions applicable to the stock with respect to which such dividend is paid.

     (b) You shall be entitled to vote all such unearned shares in respect to any question with respect to which a vote of stockholders is required or solicited.

     Such rights shall immediately lapse in the event any shares are forfeited or lapsed as provided in Paragraphs 4, 6, 7 or 8 hereof.

6.   Amendment, Cancellation and Termination of Grant

     Reference is specifically made to the provisions regarding amendment, cancellation and termination of this stock award contained in the provisions of the KERP, and such provisions are herein expressly incorporated by reference.

7.   Additional Restrictions On This Grant

     As to any shares of stock granted hereunder with respect to which it is finally determined that they will not be earned out under the KERP, any and all of your rights shall cease and terminate, and the Corporation shall be fully entitled, legally and beneficially, to any of such shares not then delivered or deliverable. In such event, the stock certificates representing any unearned or undelivered shares so forfeited shall be transferred to the Corporation or its nominee, by it or its agents, pursuant to your authorization granted the Corporation under Paragraph 1(b) hereof.

8.   Miscellaneous Provisions

     (a) Your rights and interests under this stock award may not be assigned or transferred except, in the case of your death, to your beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

     (b) No employee or other person shall have any claim or right to be granted a stock award under the KERP. Neither the KERP, nor any action taken under the KERP, including the grant of this stock award, shall be construed as giving any employee any rights to be retained in the employ of the Corporation or a subsidiary.

     (c) Express reference is made to all of the terms and conditions of the KERP, and you, by your acceptance of this grant of stock award acknowledge that you have received a copy of the KERP, that you have read the same and are sufficiently familiar therewith to understand both your rights and your obligations thereunder, and you agree to accept and to be bound by all of the terms and conditions of this stock award and the KERP, including without limitation the right of the Committee to amend, cancel, suspend or terminate this grant of stock award in whole or in part, on behalf of yourself and your heirs and assigns.

                                   Stock Award Granted by

                                   THE INTERLAKE CORPORATION


                         By:___________________________
                                        W. R. Reum
                                        Chairman of the Board, President
                                        and Chief Executive Officer

     AGREED AND ACCEPTED, including all terms and conditions of the Key Executive Retention Program adopted by the Board in February 1995. I acknowledge that the shares awarded hereunder have not been registered under the Securities Act of 1933 and may not be sold or otherwise transferred absent an exemption from such registration. I also acknowledge that this stock award is issued in lieu of the cash award to which I may have become entitled under the KERP based on 1996 performance, and as a result my maximum possible cash
award for 1996 under the KERP has been reduced by                   .


Date:______________________________


Signed:____________________________